Exhibit 99.1

For Immediate Release:	January 22, 2018

SIMMONS REPORTS FOURTH QUARTER 2017 EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ-GS: SFNC) today announced net income available to common shareholders of $18.9 million, or $0.43 per diluted share, for the quarter ended December 31, 2017, compared to $27.0 million, or $0.85 per diluted share, for the same period in 2016. Included in fourth quarter 2017 results was $14.2 million in merger-related and branch right-sizing costs, a $5.0 million donation to Simmons Foundation and a one-time tax adjustment of $11.5 million.

As a result of the “Tax Cuts and Jobs Act” that was signed into law on December 22, 2017, the Company was required to revalue its deferred tax assets and deferred tax liabilities to account for the future impact of lower corporate tax rates on these deferred amounts. The analysis resulted in a one-time non-cash charge to the income statement of $11.5 million.

Excluding the net after-tax impact of these items, core earnings were $42.0 million, or $0.97 per diluted share, for the quarter ended December 31, 2017, compared to $28.8 million, or $0.91 per diluted share, for the quarter ended December 31, 2016.

Year-to-date net income was $92.9 million, or $2.66 diluted earnings per share. Excluding the net after-tax merger-related and branch right-sizing costs, tax adjustment and the gain on sale of insurance lines recorded in the prior quarter, year-to-date core earnings were $119.0 million, or $3.41 diluted core earnings per share.

On October 19, 2017, Simmons First National Corporation completed the acquisitions of Southwest Bancorp, Inc. (NASDAQ-GS: OKSB), headquartered in Stillwater, OK., including its wholly-owned bank subsidiary, Bank SNB, and First Texas BHC, Inc., headquartered in Ft. Worth, TX, including its wholly-owned subsidiary, Southwest Bank. The systems conversions are planned during the first half of 2018, at which time the subsidiary banks will be merged into Simmons Bank.

“We welcome our newest associates from Bank SNB and Southwest Bank and are pleased with our integration efforts thus far. We look forward to continued growth and profitability in their legacy markets,” said George A. Makris, Jr., chairman and CEO.

Makris continued, “The effect of the tax law changes has allowed us the opportunity to consider an increased investment in our associates which will include, among a variety of initiatives, an increase in the profit-sharing component of our 401(k) plan and increased consideration for our high-performing associates; an investment in technology of up to $100 million over 5 years to improve our delivery of products and services to our customers; an investment in our communities as evidenced by our $5 million contribution to our Foundation to support CRA qualified community development grants throughout our footprint; and finally a strategy to provide a return on the investment of our shareholders through retention and deployment of additional capital to grow our business while at the same time increasing the dividend we distribute to our shareholders.

“These investments reflect our optimism for Simmons and we believe will help us achieve the growth potential we envision for our company,” said Makris.

“Late last week we announced a 2 for 1 stock split which we believe will create investment opportunities for a wide variety of investors. Our retail ownership is approximately 50% and we believe it is a valuable dynamic to have owners as customers and vice-versa. We also announced a 20% increase in our dividend over the previous quarter.”

Financial statements, including earnings per share as well as other share-related disclosures, reported after the stock split record date of January 30, 2018, will include the impact of the stock split on all periods presented.

P.O. BOX 7009     501 MAIN STREET     PINE BLUFF, ARKANSAS 71611-7009     (870) 541-1000     www.simmonsbank.com

Selected Highlights:	4th Qtr 2017	3rd Qtr 2017	4th Qtr 2016

Net income	$18.9 million	$28.9 million	$27.0 million
Diluted earnings per share	$0.43	$0.89	$0.85
Return on avg assets	0.54%	1.25%	1.29%
Return on avg common equity	3.88%	9.12%	9.27%
Return on tangible common equity	7.53%	14.47%	14.71%
Net interest margin(1)	4.21%	3.91%	4.12%

Core earnings(2)	$42.0 million	$27.7 million	$28.8 million
Diluted core earnings per share(2)	$0.97	$0.86	$0.91
Core return on avg assets(2)	1.20%	1.20%	1.38%
Core return on avg common equity(2)	8.63%	8.77%	9.89%
Core return on tangible common equity(2)	15.97%	13.93%	15.65%
Core net interest margin(1)(2)	3.70%	3.77%	3.76%

Efficiency ratio	51.36%	55.06%	55.47%

(1)	Fully tax equivalent.
(2)	Core earnings excludes non-core items, which is a non-GAAP measurement.

Loans

	4th Qtr 2017	3rd Qtr 2017	4th Qtr 2016

Total loans	$10.8 billion	$6.3 billion	$5.6 billion
Legacy loans (all loans excluding loans acquired)	$5.7 billion	$5.2 billion	$4.3 billion
Loans acquired	$5.1 billion	$1.1 billion	$1.3 billion

Total loans, including those acquired, were $10.8 billion at December 31, 2017, an increase of $5.2 billion, or 91.4% from December 31, 2016.

On a linked-quarter basis (December 31, 2017 compared to September 30, 2017), total loans increased $4.5 billion, or 71.0%. The increase was due to:

•	$4.2 billion increase in loans acquired on October 19th
•	$193 million net increase in loans at Southwest Bank since merger
•	$54 million net increase in loans at Bank SNB since merger
•	$118 million net increase in loans at Simmons Bank
•	$26 million decrease in liquidating portfolio (indirect lending and consumer finance)
•	$65 million decrease from seasonal agricultural loan payoffs

Deposits

	4th Qtr 2017	3rd Qtr 2017	4th Qtr 2016

Total deposits	$11.1 billion	$7.3 billion	$6.7 billion
Non-time deposits	$9.2 billion	$6.0 billion	$5.4 billion
Time deposits	$1.9 billion	$1.3 billion	$1.3 billion

At December 31, 2017, total deposits were $11.1 billion, an increase of 64.7%, compared to the same period in 2016. The increase is from the recent acquisitions and growth in core deposits. Total non-time deposits increased 68.1% compared to the same period in 2016, and comprised 82.6% of total deposits.

Net Interest Income

The Company’s net interest income for the fourth quarter of 2017 was $126.9 million, an increase of $52.6 million, or 70.8%, from the same period of 2016. Included in interest income was the yield accretion recognized on loans acquired of $15.7 million and $6.6 million for the fourth quarters of 2017 and 2016, respectively. Net interest margin was 4.21% for the quarter ended December 31, 2017, a 9 basis point increase from the same quarter of 2016. The Company’s core net interest margin, excluding the accretion, was 3.70% for the fourth quarter of 2017, a 6 basis point decline from December 31, 2016 and a 7 basis point decrease from September 30, 2017. Cost of interest bearing deposits was 0.63% for the fourth quarter of 2017, a 32 basis point increase from December 31, 2016 and a 20 basis point increase from September 30, 2017.

Non-Interest Income

Non-interest income for the fourth quarter 2017 was $36.6 million, an increase of $514,000 compared to the fourth quarter of 2016. The increase was primarily due to additional trust income, service charge and fee income resulting from the acquisitions. These increases were partially offset by the following items included in non-interest income:

•	$315,000 decrease in insurance income, due to the sale of the property and casualty lines of business in the third quarter of 2017
•	$566,000 decrease in the gain on sale of SBA loans
•	$2.7 million decrease in gain on sale of securities

Non-Interest Expense

Non-interest expense for the fourth quarter of 2017 was $108.5 million, an increase of $41.8 million compared to the fourth quarter of 2016. Included in this quarter were $14.2 million of merger-related expenses and branch rightsizing costs. Also included was a $5 million donation to Simmons Foundation. Excluding these expenses, core non-interest expense was $89.3 million.

The increases during the quarter were driven by incremental increases in operating expenses related to the additions of Bank SNB and Southwest Bank during the quarter and First South Bank which closed earlier in 2017. The efficiency ratio for the fourth quarter 2017 was 51.36%.

Asset Quality

	4th Qtr 2017	3rd Qtr 2017	4th Qtr 2016

Allowance for loan losses on loans to total loans	0.73%	0.82%	0.84%
Allowance for loan losses on loans to non-performing loans	90%	78%	92%
Non-performing loans to total loans	0.81%	1.05%	0.91%
Net charge-off ratio (annualized)	0.53%	0.32%	0.20%
Net charge-off ratio excluding credit cards	0.51%	0.27%	0.14%

All loans acquired are recorded at their discounted net present value; therefore, they are excluded from the computations of the asset quality ratios for the legacy loan portfolio, except for their inclusion in total assets.

At December 31, 2017, the allowance for loan losses for legacy loans was $41.7 million. The allowance for loan losses for loans acquired was $418,000 and the acquired loan discount credit mark was $89.3 million. The allowances for loan losses and credit marks provide a total of $131.4 million of coverage, which equates to a total coverage ratio of 1.2% of gross loans. The ratio of credit mark and related allowance to loans acquired was 1.7%.

Provision for loan losses for the fourth quarter of 2017 was $9.6 million, an increase of $5.3 million compared to December 31, 2016.

Foreclosed Assets and Other Real Estate Owned

At December 31, 2017, foreclosed assets and other real estate owned were $32.1 million, an increase of $5.2 million, or 19.4%, compared to the same period in 2016. The composition of these assets is divided into three types:

	4th Qtr 2017	3rd Qtr 2017	4th Qtr 2016

Closed bank branches, branch sites & associate relocation	$9.8 million	$12.8 million	$6.1 million
Foreclosed assets - acquired	$16.0 million	$11.1 million	$12.0 million
Foreclosed assets - legacy	$6.3 million	$7.6 million	$8.8 million

Capital

	4th Qtr 2017	3rd Qtr 2017	4th Qtr 2016

Stockholders’ equity to total assets	13.9%	13.2%	13.7%
Tangible common equity to tangible assets	8.1%	9.1%	9.4%
Regulatory tier 1 leverage ratio	9.2%	10.6%	11.0%
Regulatory total risk-based capital ratio	11.6%	13.5%	15.1%

At December 31, 2017, common stockholders' equity was $2.1 billion, book value per share was $45.30 and tangible book value per share was $24.68.

Simmons First National Corporation

Simmons First National Corporation is a financial holding company, headquartered in Pine Bluff, Arkansas, with total assets of $15.1 billion as of December 31, 2017 conducting financial operations throughout Arkansas, Colorado, Kansas, Missouri, Oklahoma, Tennessee and Texas. The Company, through its subsidiaries, offers comprehensive financial solutions delivered with a client-centric approach. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC.”

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. CST on Tuesday, January 23, 2018. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 9490927. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsbank.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant non-core activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Statements in this news release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, changes in the assumptions used in making the forward-looking statements, and the Company’s ability to manage and successfully integrate its mergers and acquisitions could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:

DAVID W. GARNER

EVP and Investor Relations Officer

Simmons First National Corporation

(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2017	2017	2017	2017	2016
($ in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$205,025	$108,675	$112,567	$103,875	$117,007
Interest bearing balances due from banks and federal funds sold	393,017	323,615	217,047	201,406	168,652
Cash and cash equivalents	598,042	432,290	329,614	305,281	285,659
Interest bearing balances due from banks - time	3,314	4,059	6,057	4,563	4,563
Investment securities - held-to-maturity	368,058	406,033	419,003	431,176	462,096
Investment securities - available-for-sale	1,589,517	1,317,420	1,190,600	1,257,813	1,157,354
Mortgage loans held for sale	24,038	12,614	16,266	9,754	27,788
Assets held in trading accounts	-	49	50	55	41
Other assets held for sale	165,780	182,378	-	-	-
Loans:
Legacy loans	5,705,609	5,211,312	5,000,572	4,632,905	4,327,207
Allowance for loan losses	(41,668)	(42,717)	(41,379)	(37,865)	(36,286)
Loans acquired, net of discount and allowance	5,074,076	1,092,039	1,224,739	1,144,291	1,305,683
Net loans	10,738,017	6,260,634	6,183,932	5,739,331	5,596,604
Premises and equipment	287,249	224,376	230,641	221,880	199,359
Premises held for sale	-	-	-	4,611	6,052
Foreclosed assets and other real estate owned	32,118	31,477	26,012	26,421	26,895
Interest receivable	43,528	30,749	27,337	26,089	27,788
Bank owned life insurance	185,984	148,984	148,134	139,439	138,620
Goodwill	842,651	375,731	379,437	350,035	348,505
Other intangible assets	106,071	55,501	58,528	51,408	52,959
Other assets	71,439	53,075	52,697	58,782	65,773
Total assets	$15,055,806	$9,535,370	$9,068,308	$8,626,638	$8,400,056

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$2,665,249	$1,669,860	$1,650,986	$1,554,675	$1,491,676
Interest bearing transaction accounts and savings deposits	6,494,896	4,344,779	4,141,426	3,987,730	3,956,483
Time deposits less than $100,000	1,196,760	675,186	645,855	653,538	686,780
Time deposits greater than $100,000	735,970	635,765	665,268	592,345	600,280
Total deposits	11,092,875	7,325,590	7,103,535	6,788,288	6,735,219
Federal funds purchased and securities sold under agreements to repurchase	122,444	121,687	121,419	110,007	115,029
Other borrowings	1,380,024	522,541	474,962	441,074	273,159
Subordinated debentures	140,565	67,418	67,312	60,503	60,397
Other liabilities held for sale	157,366	176,964	-	-	-
Accrued interest and other liabilities	77,968	63,971	67,004	55,877	65,141
Total liabilities	12,971,242	8,278,171	7,834,232	7,455,749	7,248,945

Stockholders' equity:
Common stock	460	322	322	314	313
Surplus	1,586,494	763,443	761,754	716,564	711,976
Undivided profits	511,858	504,085	483,322	468,309	454,034
Accumulated other comprehensive income (loss):
Unrealized appreciation (depreciation) on AFS securities	(14,248)	(10,651)	(11,322)	(14,298)	(15,212)
Total stockholders' equity	2,084,564	1,257,199	1,234,076	1,170,889	1,151,111
Total liabilities and stockholders' equity	$15,055,806	$9,535,370	$9,068,308	$8,626,638	$8,400,056

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2017	2017	2017	2017	2016
($ in thousands, except per share data)
INTEREST INCOME
Loans	$132,617	$77,457	$73,549	$68,728	$70,887
Interest bearing balances due from banks and federal funds sold	947	650	214	122	245
Investment securities	11,456	9,218	9,990	9,451	8,700
Mortgage loans held for sale	175	159	145	126	230
Assets held in trading accounts	-	-	-	-	3
TOTAL INTEREST INCOME	145,195	87,484	83,898	78,427	80,065
INTEREST EXPENSE
Time deposits	3,944	2,110	1,832	1,758	2,023
Other deposits	8,762	3,920	2,984	2,446	2,032
Federal funds purchased and securities sold under agreements to repurchase	97	83	92	75	90
Other borrowings	3,993	1,875	1,559	1,194	1,034
Subordinated debentures	1,480	677	619	574	558
TOTAL INTEREST EXPENSE	18,276	8,665	7,086	6,047	5,737
NET INTEREST INCOME	126,919	78,819	76,812	72,380	74,328
Provision for loan losses	9,601	5,462	7,023	4,307	4,332
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	117,318	73,357	69,789	68,073	69,996
NON-INTEREST INCOME
Trust income	6,020	4,225	4,113	4,212	4,282
Service charges on deposit accounts	10,587	8,907	8,483	8,102	8,666
Other service charges and fees	2,774	2,433	2,515	2,197	4,026
Mortgage and SBA lending income	3,713	3,219	3,961	2,423	4,580
Investment banking income	786	680	637	690	472
Debit and credit card fees	8,801	8,864	8,659	7,934	8,027
Bank owned life insurance income	1,101	725	859	818	895
(Loss) gain on sale of securities, net	(1,243)	3	2,236	63	1,445
Other income	4,090	7,276	4,281	3,621	3,722
TOTAL NON-INTEREST INCOME	36,629	36,332	35,744	30,060	36,115
NON-INTEREST EXPENSE
Salaries and employee benefits	49,288	35,285	34,205	35,536	33,797
Occupancy expense, net	6,700	4,928	4,868	4,663	4,516
Furniture and equipment expense	5,533	4,840	4,550	4,443	4,387
Other real estate and foreclosure expense	865	1,071	517	589	679
Deposit insurance	1,216	1,020	780	680	89
Merger-related costs	14,044	752	6,603	524	2,846
Other operating expenses	30,844	18,263	19,885	19,887	20,411
TOTAL NON-INTEREST EXPENSE	108,490	66,159	71,408	66,322	66,725
NET INCOME BEFORE INCOME TAXES	45,457	43,530	34,125	31,811	39,386
Provision for income taxes	26,554	14,678	11,060	9,691	12,415
NET INCOME	$18,903	$28,852	$23,065	$22,120	$26,971
BASIC EARNINGS PER SHARE	$0.44	$0.90	$0.72	$0.71	$0.86
DILUTED EARNINGS PER SHARE	$0.43	$0.89	$0.72	$0.70	$0.85

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2017	2017	2017	2017	2016
($ in thousands)
Tier 1 capital
Stockholders' equity	$2,084,564	$1,257,199	$1,234,076	$1,170,889	$1,151,111
Trust preferred securities, net allowable	-	67,418	67,312	60,503	60,397
Disallowed intangible assets, net of deferred tax	(902,371)	(401,419)	(406,990)	(361,944)	(354,028)
Unrealized loss on AFS securities	17,264	10,651	11,322	14,298	15,212
Other	-	-	-	-	15
Total Tier 1 capital	1,199,457	933,849	905,720	883,746	872,707

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	1	1	1	2	-
Trust preferred securities and subordinated debt	140,565	-	-	-	-
Qualifying allowance for loan losses and reserve for unfunded commitments	48,947	46,709	45,369	41,303	40,241
Total Tier 2 capital	189,513	46,710	45,370	41,305	40,241
Total risk-based capital	$1,388,970	$980,559	$951,090	$925,051	$912,948

Common equity
Tier 1 capital	$1,199,457	$933,849	$905,720	$883,746	$872,707
Less: Trust preferred securities	-	(67,418)	(67,312)	(60,503)	(60,397)
Total common equity	$1,199,457	$866,431	$838,408	$823,243	$812,310

Risk weighted assets	$11,930,764	$7,239,923	$6,925,727	$6,425,150	$6,039,034

Adjusted average assets for leverage ratio	$13,016,478	$8,789,175	$8,424,763	$8,076,525	$7,966,681

Ratios at end of quarter
Equity to assets	13.85%	13.18%	13.61%	13.57%	13.70%
Tangible common equity to tangible assets (1)	8.05%	9.07%	9.22%	9.35%	9.37%
Common equity Tier 1 ratio (CET1)	10.05%	11.97%	12.11%	12.81%	13.45%
Tier 1 leverage ratio	9.21%	10.62%	10.75%	10.94%	10.95%
Tier 1 risk-based capital ratio	10.05%	12.90%	13.08%	13.75%	14.45%
Total risk-based capital ratio	11.64%	13.54%	13.73%	14.40%	15.12%

(1) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2017	2017	2017	2017	2016
($ in thousands)
Legacy Loan Portfolio - End of Period (1)
Consumer
Credit cards	$185,422	$176,316	$176,953	$171,947	$184,591
Other consumer	280,094	317,946	366,136	349,200	303,972
Total consumer	465,516	494,262	543,089	521,147	488,563
Real Estate
Construction	614,155	515,274	457,896	365,051	336,759
Single-family residential	1,094,633	1,048,403	1,014,412	957,717	904,245
Other commercial	2,530,824	2,231,223	2,089,707	1,959,677	1,787,075
Total real estate	4,239,612	3,794,900	3,562,015	3,282,445	3,028,079
Commercial
Commercial	825,217	688,960	678,932	657,606	639,525
Agricultural	148,302	207,849	191,345	141,125	150,378
Total commercial	973,519	896,809	870,277	798,731	789,903
Other	26,962	25,341	25,191	30,582	20,662
Total Loans	$5,705,609	$5,211,312	$5,000,572	$4,632,905	$4,327,207

(1) Excludes all acquired loans.

Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$46,945	$66,928	$67,912	$68,895	$76,875
Mortgage-backed securities	16,132	16,972	17,882	18,743	19,773
State and political subdivisions	301,491	320,116	331,249	341,854	362,532
Other securities	3,490	2,017	1,960	1,684	2,916
Total held-to-maturity	368,058	406,033	419,003	431,176	462,096
Available-for-Sale
U.S. Treasury	$-	$-	$19,997	$-	$300
U.S. Government agencies	139,724	208,220	147,619	142,356	137,771
Mortgage-backed securities	1,187,317	959,698	878,205	927,277	868,324
State and political subdivisions	143,165	84,822	83,672	130,747	102,943
FHLB stock	58,914	24,415	21,772	19,149	12,235
Other securities	60,397	40,265	39,335	38,285	35,781
Total available-for-sale	1,589,517	1,317,420	1,190,600	1,257,814	1,157,354
Total investment securities	$1,957,575	$1,723,453	$1,609,603	$1,688,990	$1,619,450
Fair value - HTM investment securities	$373,298	$412,140	$425,263	$435,701	$465,960

Investment Securities - QTD Average
Taxable securities	$1,569,173	$1,229,172	$1,244,071	$1,185,794	$1,146,703
Tax exempt securities	446,040	409,062	467,420	455,481	467,757
Total investment securities - QTD average	$2,015,213	$1,638,234	$1,711,491	$1,641,275	$1,614,460

Simmons First National Corporation					SFNC
Consolidated Loans and Credit Coverage
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2017	2017	2017	2017	2016
($ in thousands)
LOANS
Legacy loans	$5,705,609	$5,211,312	$5,000,572	$4,632,905	$4,327,207
Allowance for loan losses (legacy loans)	(41,668)	(42,717)	(41,379)	(37,865)	(36,286)
Legacy loans (net of allowance)	5,663,941	5,168,595	4,959,193	4,595,040	4,290,921
Loans acquired	5,163,769	1,117,424	1,253,539	1,173,667	1,342,099
Credit discount	(89,275)	(24,994)	(28,409)	(28,941)	(35,462)
Allowance for loan losses (loans acquired)	(418)	(391)	(391)	(435)	(954)
Loans acquired (net of discount and allowance)	5,074,076	1,092,039	1,224,739	1,144,291	1,305,683
Net loans	$10,738,017	$6,260,634	$6,183,932	$5,739,331	$5,596,604

Loan Coverage Ratios
Allowance for loan losses to legacy loans	0.73%	0.82%	0.83%	0.82%	0.84%

Discount for credit losses and allowance on loans acquired to total loans acquired plus discount for credit losses and allowance on loans acquired (non-GAAP) (1)	1.74%	2.27%	2.30%	2.50%	2.71%

Total allowance and credit coverage (non-GAAP) (1)	1.21%	1.08%	1.12%	1.16%	1.28%

(1) Calculations of the non-GAAP loan coverage ratios and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2017	2017	2017	2017	2016
($ in thousands)
Allowance for Loan Losses (Legacy Loans)
Balance, beginning of quarter	$42,717	$41,379	$37,865	$36,286	$34,094
Loans charged off
Credit cards	943	1,017	901	1,044	935
Other consumer	781	819	993	1,174	493
Real estate	4,725	896	1,712	656	167
Commercial	4,754	2,442	349	292	913
Total loans charged off	11,203	5,174	3,955	3,166	2,508

Recoveries of loans previously charged off
Credit cards	233	275	277	236	213
Other consumer	468	445	636	690	158
Real estate	233	309	216	232	73
Commercial	20	21	32	30	28
Total recoveries	954	1,050	1,161	1,188	472
Net loans charged off	10,249	4,124	2,794	1,978	2,036
Provision for loan losses	9,200	5,462	6,308	3,557	4,228
Balance, end of quarter	$41,668	$42,717	$41,379	$37,865	$36,286

Non-performing assets (1) (2)
Non-performing loans
Nonaccrual loans	45,642	54,439	57,127	52,913	39,104
Loans past due 90 days or more	520	232	281	231	299
Total non-performing loans	46,162	54,671	57,408	53,144	39,403
Other non-performing assets
Foreclosed assets and other real estate owned (2)	32,118	31,477	26,012	26,421	26,895
Other non-performing assets	675	639	485	352	471
Total other non-performing assets	32,793	32,116	26,497	26,773	27,366
Total non-performing assets	$78,955	$86,787	$83,905	$79,917	$66,769
Performing TDRs (troubled debt restructurings)	$7,107	$9,212	$8,794	$10,833	$10,998

Ratios (1) (2)
Allowance for loan losses to total loans	0.73%	0.82%	0.83%	0.82%	0.84%
Allowance for loan losses to non-performing loans	90%	78%	72%	71%	92%
Non-performing loans to total loans	0.81%	1.05%	1.15%	1.15%	0.91%
Non-performing assets (including performing TDRs) to total assets	0.57%	1.01%	1.02%	1.05%	0.93%
Non-performing assets to total assets	0.52%	0.91%	0.93%	0.93%	0.79%
Annualized net charge offs to total loans	0.53%	0.32%	0.23%	0.18%	0.20%
Annualized net credit card charge offs to total credit card loans	1.54%	1.65%	1.42%	1.84%	1.66%
Annualized net charge offs to total loans (excluding credit cards)	0.51%	0.27%	0.19%	0.11%	0.14%

 (1) Excludes all acquired loans, except for their inclusion in total assets.

 (2) Includes acquired foreclosed assets and acquired other real estate owned.

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Dec 2017			Three Months Ended Sep 2017			Three Months Ended Dec 2016
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks
Federal funds sold	342,589	947	1.10%	269,111	650	0.96%	248,777	245	0.39%
Investment securities - taxable	1,702,531	8,592	2.00%	1,313,333	6,574	1.99%	1,236,864	5,681	1.83%
Investment securities - non-taxable (FTE)	312,682	4,702	5.97%	324,901	4,341	5.30%	377,596	4,959	5.22%
Mortgage loans held for sale	15,144	175	4.58%	13,388	159	4.71%	23,307	230	3.93%
Assets held in trading accounts	14	-	0.00%	52	-	0.00%	1,774	3	0.67%
Loans, including acquired loans	9,772,043	132,704	5.39%	6,261,507	77,511	4.91%	5,484,918	70,941	5.15%
Total interest earning assets (FTE)	12,145,003	147,120	4.81%	8,182,292	89,235	4.33%	7,373,236	82,059	4.43%
Non-earning assets	1,752,775			993,315			935,222
Total assets	$13,897,778			$9,175,607			$8,308,458

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$6,132,456	$8,762	0.57%	$4,227,567	$3,920	0.37%	$3,895,367	$2,032	0.21%
Time deposits	1,852,148	3,944	0.84%	1,330,889	2,110	0.63%	1,292,961	2,023	0.62%
Total interest bearing deposits	7,984,604	12,706	0.63%	5,558,456	6,030	0.43%	5,188,328	4,055	0.31%
Federal funds purchased and securities sold under agreement to repurchase	126,432	97	0.30%	115,583	83	0.28%	124,323	90	0.29%
Other borrowings	988,614	3,993	1.60%	502,972	1,875	1.48%	203,615	1,034	2.02%
Subordinated debentures	127,680	1,480	4.60%	67,367	677	3.99%	60,345	558	3.68%
Total interest bearing liabilities	9,227,330	18,276	0.79%	6,244,378	8,665	0.55%	5,576,611	5,737	0.41%
Non-interest bearing liabilities:
Non-interest bearing deposits	2,476,235			1,613,248			1,515,853
Other liabilities	262,409			62,287			59,061
Total liabilities	11,965,974			7,919,913			7,151,525
Stockholders' equity	1,931,804			1,255,694			1,156,933
Total liabilities and stockholders' equity	$13,897,778			$9,175,607			$8,308,458
Net interest income (FTE)		$128,844			$80,570			$76,322
Net interest spread (FTE)			4.02%			3.78%			4.02%
Net interest margin (FTE) - quarter-to-date			4.21%			3.91%			4.12%

Net interest margin (FTE) - year-to-date			4.07%			3.99%			4.19%

Core net interest margin (FTE) - quarter-to-date (1)			3.70%			3.77%			3.76%
Core loan yield (FTE) - quarter-to-date (1)			4.75%			4.72%			4.67%

Core net interest margin (FTE) - year-to-date (1)			3.76%			3.79%			3.83%
Core loan yield (FTE) - year-to-date (1)			4.69%			4.65%			4.72%

(1) Calculations of core net interest margin and core loan yield and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2017	2017	2017	2017	2016
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - GAAP
Net Income	$18,903	$28,852	$23,065	$22,120	$26,971
Diluted earnings per share	0.43	0.89	0.72	0.70	0.85
Return on average assets	0.54%	1.25%	1.05%	1.07%	1.29%
Return on average common equity	3.88%	9.12%	7.65%	7.69%	9.27%
Return on tangible common equity	7.53%	14.47%	12.13%	12.22%	14.71%
Net interest margin (FTE)	4.21%	3.91%	4.04%	4.04%	4.12%
FTE adjustment	1,925	1,751	2,082	1,965	1,994
Amortization of intangibles	2,839	1,724	1,553	1,550	1,533
Amortization of intangibles, net of taxes	1,725	1,048	944	942	932
Average diluted shares outstanding	43,518,022	32,423,796	32,025,780	31,612,900	31,592,713
Cash dividends declared per common share	0.25	0.25	0.25	0.25	0.24
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$42,018	$27,746	$26,753	$22,532	$28,751
Diluted core earnings per share (1)	0.97	0.86	0.84	0.71	0.91
Core net interest margin (FTE) (2)	3.70%	3.77%	3.79%	3.80%	3.76%
Accretable yield on acquired loans	15,684	2,890	4,792	4,427	6,552
Efficiency ratio (1)	51.36%	55.06%	56.04%	60.92%	55.47%
Core return on average assets (1)	1.20%	1.20%	1.22%	1.09%	1.38%
Core return on average common equity (1)	8.63%	8.77%	8.87%	7.83%	9.89%
Core return on tangible common equity (1)	15.97%	13.93%	13.99%	12.44%	15.65%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$92,940	$74,037	$45,185	$22,120	$96,790
Diluted earnings per share	2.66	2.31	1.42	0.70	3.13
Return on average assets	0.92%	1.12%	1.06%	1.07%	1.25%
Return on average common equity	6.68%	8.18%	7.67%	7.69%	8.75%
Return on tangible common equity	11.26%	12.97%	12.17%	12.22%	13.92%
Net interest margin (FTE)	4.07%	3.99%	4.04%	4.04%	4.19%
FTE adjustment	7,723	5,798	4,047	1,965	7,722
Amortization of intangibles	7,666	4,827	3,103	1,550	5,942
Amortization of intangibles, net of taxes	4,659	2,934	1,886	942	3,611
Average diluted shares outstanding	34,926,460	32,007,135	31,794,363	31,612,900	30,963,546
Cash dividends declared per common share	1.00	0.75	0.50	0.25	0.96
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$119,049	$77,031	$49,285	$22,532	$101,409
Diluted core earnings per share (1)	3.41	2.41	1.55	0.71	3.28
Core net interest margin (FTE) (2)	3.76%	3.79%	3.79%	3.80%	3.83%
Accretable yield on acquired loans	27,793	12,109	9,219	4,427	24,257
Efficiency ratio (1)	55.27%	57.25%	58.40%	60.92%	56.32%
Core return on average assets (1)	1.18%	1.17%	1.15%	1.09%	1.31%
Core return on average common equity (1)	8.56%	8.51%	8.37%	7.83%	9.17%
Core return on tangible common equity (1)	14.28%	13.48%	13.23%	12.44%	14.56%
END OF PERIOD
Book value per share	$45.30	$39.03	$38.31	$37.30	$36.80
Tangible book value per share	24.68	25.64	24.71	24.51	23.97
Shares outstanding	46,014,559	32,212,242	32,212,832	31,388,357	31,277,723
Full-time equivalent employees	2,640	1,942	1,919	1,876	1,875
Total number of financial centers	200	156	161	151	150

 (1) Core earnings exclude non-core items, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

 (2) Excludes accretable yield adjustment on loans, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2017	2017	2017	2017	2016
($ in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$18,903	$28,852	$23,065	$22,120	$26,971
Non-core items
Gain on sale of P&C insurance business	-	(3,708)	-	-	-
Donation to Simmons Foundation	5,000	-	-	-	-
Merger-related costs	14,044	752	6,603	524	2,846
Branch right-sizing	116	435	(536)	154	83
Tax effect (1)	(7,516)	1,415	(2,379)	(266)	(1,149)
Net non-core items (before SAB 118 adjustment)	11,644	(1,106)	3,688	412	1,780
SAB 118 adjustment (2)	11,471	-	-	-	-
Core earnings (non-GAAP)	$42,018	$27,746	$26,753	$22,532	$28,751

Diluted earnings per share	$0.43	$0.89	$0.72	$0.70	$0.85
Non-core items
Gain on sale of P&C insurance business	-	(0.11)	-	-	-
Donation to Simmons Foundation	0.11	-	-	-	-
Merger-related costs	0.33	0.02	0.21	0.02	0.09
Branch right-sizing	-	0.01	(0.02)	-	-
Tax effect (1)	(0.16)	0.05	(0.07)	(0.01)	(0.03)
Net non-core items (before SAB 118 adjustment)	0.28	(0.03)	0.12	0.01	0.06
SAB 118 adjustment (2)	0.26	-	-	-	-
Core earnings (non-GAAP)	$0.97	$0.86	$0.84	$0.71	$0.91

YEAR-TO-DATE
Net Income	$92,940	$74,037	$45,185	$22,120	$96,790
Non-core items
Gain from early retirement of trust preferred securities	-	-	-	-	(594)
Gain on sale of P&C insurance business	(3,708)	(3,708)	-	-	-
Donation to Simmons Foundation	5,000	-	-	-	-
Merger-related costs	21,923	7,879	7,127	524	4,835
Branch right-sizing	169	53	(382)	154	3,359
Tax effect (1)	(8,746)	(1,230)	(2,645)	(266)	(2,981)
Net non-core items (before SAB 118 adjustment)	14,638	2,994	4,100	412	4,619
SAB 118 adjustment (2)	11,471	-	-	-	-
Core earnings (non-GAAP)	$119,049	$77,031	$49,285	$22,532	$101,409

Diluted earnings per share	$2.66	$2.31	$1.42	$0.70	$3.13
Non-core items
Gain from early retirement of trust preferred securities	-	-	-	-	(0.02)
Gain on sale of P&C insurance business	(0.10)	(0.11)
Donation to Simmons Foundation	0.14
Merger-related costs	0.63	0.25	0.22	0.02	0.16
Branch right-sizing	-	-	(0.01)	-	0.11
Tax effect (1)	(0.25)	(0.04)	(0.08)	(0.01)	(0.10)
Net non-core items (before SAB 118 adjustment)	0.42	0.10	0.13	0.01	0.15
SAB 118 adjustment (2)	0.33	-	-	-	-
Core earnings (non-GAAP)	$3.41	$2.41	$1.55	$0.71	$3.28

 (1) Effective tax rate of 39.225%, adjusted for non-deductible merger-related costs and deferred tax items on P&C insurance sale.

 (2) Tax adjustment to revalue deferred tax assets and liabilites to account for the future impact of lower corporate tax rates resulting from the "Tax Cuts and Jobs Act", signed into law on December 22, 2017.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended
(Unaudited)	Dec 31	Sept 30	Jun 30	Mar 31	Dec 31
	2017	2017	2017	2017	2016
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$2,084,564	$1,257,199	$1,234,076	$1,170,889	$1,151,111
Intangible assets:
Goodwill	(842,651)	(375,731)	(379,437)	(350,035)	(348,505)
Other intangible assets	(106,071)	(55,501)	(58,528)	(51,408)	(52,959)
Total intangibles	(948,722)	(431,232)	(437,965)	(401,443)	(401,464)
Tangible common stockholders' equity	$1,135,842	$825,967	$796,111	$769,446	$749,647

Total assets	$15,055,806	$9,535,370	$9,068,308	$8,626,638	$8,400,056
Intangible assets:
Goodwill	(842,651)	(375,731)	(379,437)	(350,035)	(348,505)
Other intangible assets	(106,071)	(55,501)	(58,528)	(51,408)	(52,959)
Total intangibles	(948,722)	(431,232)	(437,965)	(401,443)	(401,464)
Tangible assets	$14,107,084	$9,104,138	$8,630,343	$8,225,195	$7,998,592

Ratio of equity to assets	13.85%	13.18%	13.61%	13.57%	13.70%
Ratio of tangible common equity to tangible assets	8.05%	9.07%	9.22%	9.35%	9.37%

Calculation of Discount for credit losses and allowance on loans acquired to total loans acquired plus discount for credit losses and allowance on loans acquired

Credit discount on acquired loans	$89,275	$24,994	$28,409	$28,941	$35,462
Allowance for loan losses on acquired loans	418	391	391	435	954
Total credit discount and ALLL on acquired loans	$89,693	$25,385	$28,800	$29,376	$36,416
Total loans acquired	$5,163,769	$1,117,424	$1,253,539	$1,173,667	$1,342,099
Discount and ALLL on acquired loans to acquired loans	1.74%	2.27%	2.30%	2.50%	2.71%

Calculation of Total Allowance and Credit Coverage

Allowance for loan losses	$41,668	$42,717	$41,379	$37,865	$36,286
Total credit discount and ALLL on acquired loans	89,693	25,385	28,800	29,376	36,416
Total allowance and credit discount	$131,361	$68,102	$70,179	$67,241	$72,702
Total loans	$10,869,378	$6,328,736	$6,254,155	$5,806,572	$5,669,306
Total allowance and credit coverage	1.21%	1.08%	1.12%	1.16%	1.28%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$2,084,564	$1,257,199	$1,234,076	$1,170,889	$1,151,111
Intangible assets:
Goodwill	(842,651)	(375,731)	(379,437)	(350,035)	(348,505)
Other intangible assets	(106,071)	(55,501)	(58,528)	(51,408)	(52,959)
Total intangibles	(948,722)	(431,232)	(437,965)	(401,443)	(401,464)
Tangible common stockholders' equity	$1,135,842	$825,967	$796,111	$769,446	$749,647
Shares of common stock outstanding	46,014,559	32,212,242	32,212,832	31,388,357	31,277,723
Book value per common share	$45.30	$39.03	$38.31	$37.30	$36.80
Tangible book value per common share	$24.68	$25.64	$24.71	$24.51	$23.97

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended
(Unaudited)	Dec 31	Sept 30	Jun 30	Mar 31	Dec 31
	2017	2017	2017	2017	2016
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$18,903	$28,852	$23,065	$22,120	$26,971
Net non-core items, net of taxes, adjustment	23,115	(1,106)	3,688	412	1,780
Core earnings	$42,018	$27,746	$26,753	$22,532	$28,751

Average total assets	$13,897,778	$9,175,607	$8,812,460	$8,414,470	$8,308,458

Return on average assets	0.54%	1.25%	1.05%	1.07%	1.29%
Core return on average assets	1.20%	1.20%	1.22%	1.09%	1.38%

Calculation of Return on Tangible Common Equity

Net income	$18,903	$28,852	$23,065	$22,120	$26,971
Amortization of intangibles, net of taxes	1,725	1,048	944	942	932
Total income available to common stockholders	$20,628	$29,900	$24,009	$23,062	$27,903

Net non-core items, net of taxes	23,115	(1,106)	3,688	412	1,780
Core earnings	42,018	27,746	26,753	22,532	28,751
Amortization of intangibles, net of taxes	1,725	1,048	944	942	932
Total core income available to common stockholders	$43,743	$28,794	$27,697	$23,474	$29,683

Average common stockholders' equity	$1,931,804	$1,255,694	$1,209,343	$1,166,473	$1,156,933
Average intangible assets:
Goodwill	(731,661)	(378,387)	(362,925)	(348,837)	(348,597)
Other intangibles	(113,770)	(57,232)	(52,419)	(52,169)	(53,646)
Total average intangibles	(845,431)	(435,619)	(415,344)	(401,006)	(402,243)
Average tangible common stockholders' equity	$1,086,373	$820,075	$793,999	$765,467	$754,690

Return on average common equity	3.88%	9.12%	7.65%	7.69%	9.27%
Return on tangible common equity	7.53%	14.47%	12.13%	12.22%	14.71%
Core return on average common equity	8.63%	8.77%	8.87%	7.83%	9.89%
Core return on tangible common equity	15.97%	13.93%	13.99%	12.44%	15.65%

Calculation of Efficiency Ratio (1)

Non-interest expense	$108,490	$66,159	$71,408	$66,322	$66,725
Non-core non-interest expense adjustment	(19,160)	(862)	(6,700)	(635)	(2,995)
Other real estate and foreclosure expense adjustment	(865)	(1,071)	(517)	(550)	(669)
Amortization of intangibles adjustment	(2,839)	(1,724)	(1,553)	(1,550)	(1,533)
Efficiency ratio numerator	$85,626	$62,502	$62,638	$63,587	$61,528

Net-interest income	$126,919	$78,819	$76,812	$72,380	$74,328
Non-interest income	36,629	36,332	35,744	30,060	36,115
Non-core non-interest income adjustment	-	(3,383)	(632)	43	(66)
Fully tax-equivalent adjustment	1,925	1,751	2,082	1,965	1,994
(Gain) loss on sale of securities	1,243	(3)	(2,236)	(63)	(1,445)
Efficiency ratio denominator	$166,716	$113,516	$111,770	$104,385	$110,926

Efficiency ratio (1)	51.36%	55.06%	56.04%	60.92%	55.47%

Calculation of Core Net Interest Margin

Net interest income	$126,919	$78,819	$76,812	$72,380	$74,328
Fully tax-equivalent adjustment	1,925	1,751	2,082	1,965	1,994
Fully tax-equivalent net interest income	128,844	80,570	78,894	74,345	76,322

Total accretable yield	(15,684)	(2,890)	(4,792)	(4,427)	(6,552)
Core net interest income	$113,160	$77,680	$74,102	$69,918	$69,770
Average earning assets	$12,145,003	$8,182,292	$7,841,208	$7,469,709	$7,373,236

Net interest margin	4.21%	3.91%	4.04%	4.04%	4.12%
Core net interest margin	3.70%	3.77%	3.79%	3.80%	3.76%

Calculation of Core Loan Yield

Loan interest income	$132,617	$77,457	$73,549	$68,728	$70,887
Total accretable yield	(15,684)	(2,890)	(4,792)	(4,427)	(6,552)
Core loan interest income	$116,933	$74,567	$68,757	$64,301	$64,335
Average loan balance	$9,772,043	$6,261,507	$5,954,019	$5,685,585	$5,484,918

Core loan yield	4.75%	4.72%	4.63%	4.59%	4.67%

(1) Efficiency ratio is noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended
(Unaudited)	Dec 31	Sept 30	Jun 30	Mar 31	Dec 31
	2017	2017	2017	2017	2016
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$92,940	$74,037	$45,185	$22,120	$96,790
Net non-core items, net of taxes, adjustment	26,109	2,994	4,100	412	4,619
Core earnings	$119,049	$77,031	$49,285	$22,532	$101,409

Average total assets	$10,074,951	$8,800,675	$8,613,240	$8,414,470	$7,760,233

Return on average assets	0.92%	1.12%	1.06%	1.07%	1.25%
Core return on average assets	1.18%	1.17%	1.15%	1.09%	1.31%

Calculation of Return on Tangible Common Equity

Net income	$92,940	$74,037	$45,185	$22,120	$96,790
Amortization of intangibles, net of taxes	4,659	2,934	1,886	942	3,611
Total income available to common stockholders	$97,599	$76,971	$47,071	$23,062	$100,401

Net non-core items, net of taxes	26,109	2,994	4,100	412	4,619
Core earnings	119,049	77,031	49,285	22,532	101,409
Amortization of intangibles, net of taxes	4,659	2,934	1,886	942	3,611
Total core income available to common stockholders	$123,708	$79,965	$51,171	$23,474	$105,020

Average common stockholders' equity	$1,390,815	$1,210,487	$1,187,906	$1,166,473	$1,105,775
Average intangible assets:
Goodwill	(455,453)	(363,383)	(355,881)	(348,837)	(332,974)
Other intangibles	(68,896)	(53,941)	(52,294)	(52,169)	(51,710)
Total average intangibles	(524,349)	(417,324)	(408,175)	(401,006)	(384,684)
Average tangible common stockholders' equity	$866,466	$793,163	$779,731	$765,467	$721,091

Return on average common equity	6.68%	8.18%	7.67%	7.69%	8.75%
Return on tangible common equity	11.26%	12.97%	12.17%	12.22%	13.92%
Core return on average common equity	8.56%	8.51%	8.37%	7.83%	9.17%
Core return on tangible common equity	14.28%	13.48%	13.23%	12.44%	14.56%

Calculation of Efficiency Ratio (1)

Non-interest expense	$312,379	$203,889	$137,730	$66,322	$255,085
Non-core non-interest expense adjustment	(27,357)	(8,197)	(7,335)	(635)	(8,435)
Other real estate and foreclosure expense adjustment	(3,042)	(2,177)	(1,067)	(550)	(4,389)
Amortization of intangibles adjustment	(7,666)	(4,827)	(3,103)	(1,550)	(5,942)
Efficiency ratio numerator	$274,314	$188,688	$126,225	$63,587	$236,319

Net-interest income	$354,930	$228,011	$149,192	$72,380	$279,206
Non-interest income	138,765	102,136	65,804	30,060	139,382
Non-core non-interest income adjustment	(3,972)	(3,972)	(589)	43	(835)
Fully tax-equivalent adjustment	7,723	5,798	4,047	1,965	7,722
(Gain) loss on sale of securities	(1,059)	(2,302)	(2,299)	(63)	(5,848)
Efficiency ratio denominator	$496,387	$329,671	$216,155	$104,385	$419,627

Efficiency ratio (1)	55.27%	57.25%	58.40%	60.92%	56.32%

Calculation of Core Net Interest Margin

Net interest income	$354,930	$228,011	$149,192	$72,380	$279,206
Fully tax-equivalent adjustment	7,723	5,798	4,047	1,965	7,722
Fully tax-equivalent net interest income	362,653	233,809	153,239	74,345	286,928

Total accretable yield	(27,793)	(12,109)	(9,219)	(4,427)	(24,257)
Core net interest income	$334,860	$221,700	$144,020	$69,918	$262,671
Average earning assets	$8,908,418	$7,829,548	$7,653,177	$7,469,709	$6,855,322

Net interest margin	4.07%	3.99%	4.04%	4.04%	4.19%
Core net interest margin	3.76%	3.79%	3.79%	3.80%	3.83%

Calculation of Core Loan Yield

Loan interest income	$352,351	$219,734	$142,277	$68,728	$265,652
Total accretable yield	(27,793)	(12,109)	(9,219)	(4,427)	(24,257)
Core loan interest income	$324,558	$207,625	$133,058	$64,301	$241,395
Average loan balance	$6,918,293	$5,967,036	$5,819,803	$5,685,585	$5,109,492

Core loan yield	4.69%	4.65%	4.61%	4.59%	4.72%

(1) Efficiency ratio is noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items.